Exhibit 10.25

AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENTS

This Amendment is made this ____ day of December 2008, by and between Compass Minerals International, Inc., a Delaware corporation (“Company”), and _____________________ (“Executive”).

WHEREAS, Company and Executive are parties to certain Restricted Stock Unit Award Agreements dated prior to the date hereof (the “Agreements”) which grant to Executive restricted stock units pursuant to the Company’s 2005 Incentive Award Plan (the “Plan”); and

WHEREAS, the parties intend that the payment of such restricted stock units shall satisfy the “short term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.409A-1(b), and the parties now desire to make certain clarifying changes to the Agreements consistent with such intent;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, Company and Executive agree that the Agreements are amended as follows:

A.           The last sentence under the first paragraph of such Agreements is amended to read as follows:

Capitalized terms not defined herein shall have the same meaning as used in the Plan, as amended from time to time, unless otherwise superseded by any other agreement between the Company and Grantee.

B.           Clause (ii) under the third paragraph of Section 5 is amended by striking the words “any reduction in Grantee’s annual base salary . . .” and by inserting the following in lieu thereof:  “. . . any material reduction in Grantee’s annual base salary . . .”

C.           Clause (iv) under the third paragraph of Section 5 is amended to read as follows:

(iv)  any material breach of this Agreement.

D.           The fourth paragraph of Section 5 is amended to read as follows:

Notwithstanding the foregoing, Grantee must provide notice of termination of employment to the Company within 90 days of Grantee’s knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.  The Company shall have a period of 30 days to cure any such event without triggering the obligations under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

COMPASS MINERALS INTERNATIONAL, INC.                                                                                                EXECUTIVE

By:                                                                                                            ____________________   Date: 12/22/08
                        Executive Signature
Title: